Exhibit 99.26(e)

Application for Individual Life & Disability Insurance (Part 1) The Insurer identified below will be referred to herein as the “Company”: Massachusetts Mutual Life Insurance Company (MassMutual) 1295 State Street, Springfield, Massachusetts 01111-0001 Unless subsidiary designated below: C.M. Life Insurance Company 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981 If applying for (Select all that apply): Complete sections Individual Life or Survivorship Life New Business A-G & M-O Individual Disability Income Insurance through MassMutual Income Protection Option (MMIPO) Must apply concurrently with Life applications H Individual Disability Income New Business (Provide Right to Apply #:) A-B & I-O A Personal Information Complete this section for the Proposed Insured. 1. Full legal name (First, MI, Last, Suffix): 2. Gender (Select one): Male Female 3. Date of birth (mm/dd/yyyy): 4. Place of birth (Country & State/Province): 5. Taxpayer Identification Number (SSN/ITIN): 6. Residential address – do not use PO Box (Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code): 7. Mailing address – only if different than question 6 (PO Box or Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code): 8. referred phone number: () - Extension: Home Work Mobile Alternate phone number: () - Extension: Home Work Mobile Best time to call: am pm 9. Receive a text message regarding your Application? By selecting Yes, you agree to receive texts regarding your Application (such as Personal History Interview (PHI) call Yes No requests/reminders and Client Medical Interview (CMI) reminders) from the Company, which may be delivered to your mobile phone using an automated system. Standard message and data rates may apply to any SMS or MMS you send or receive as part of this program. You may reply to a text with STOP to cancel future notifications at any time. 10. For purposes of completing the Personal History Interview (PHI), if required, does the Proposed Insured: a. Need special accommodations (e.g. hearing impairment)? Yes No b. Have a preferred language other than English? If Yes, complete applicable Acknowledgment Regarding English Language Materials and Translation Yes No If Yes, indicate language: 11. Email address: ICC17A2000-US 0217 Application for Individual Life & Disability Insurance (Part 1) page 1 of 13

A Personal Information continued 12. Do you have a valid U.S. Driver’s License? (If actual age under 16, skip to question 13) Yes No If Yes, skip to question 12d. If No, continue to question 12a. a. Reason why: b. Type of identification (Select one): Passport Other (Specify): c. Expiration date (mm/dd/yyyy): Only required if Passport or Other d. Identification number: e. State or Country of issue: 13. Type of citizenship (Select one): Resident U.S. citizen Non-resident U.S. citizen Resident alien Non-resident alien If U.S. citizen, skip to section B – Personal History Information. If alien, continue to question 13a, attach copy of visa and complete the Foreign Supplement. a. Country of citizenship: b. Type of visa: c. Visa number: d. Expiration date (mm/dd/yyyy): B Personal History Information 1. Has the Proposed Insured been determined by a member of the medical profession to be disabled, or applied for any disability benefits? If Yes, provide details in section M Yes No 2. Is this a Life conversion or Life insurability option exercise? Yes No If Yes, answer questions 3-5 and use the Conversion & Insurability Option Supplement. In addition, if Evidence of Insurability is required, complete all questions below; otherwise, skip to section C – Life Product Information. For questions 3-12, provide details for any Yes answers in section M – Additional Information. Has the Proposed Insured: 3. Used tobacco or other nicotine containing products except cigars (e.g. cigarettes, e-cigarettes/vape, pipes, snuff, chewing tobacco or nicotine delivery device such as gum or the patch): a. Within the last 12 months? Yes No b. Within the last 24 months? Yes No 4. Used cigars within the last 24 months? Yes No If Yes, provide number of cigars per year: 5. Used a prescription medication to assist with smoking cessation or as a substitute for smoking (e.g. Chantix, Wellbutrin, etc.) within the last 12 months? Yes No 6. Ever been convicted of a felony or currently on parole or probation? Yes No 7. Been convicted of operating a motor vehicle while under the influence of alcohol or drugs within the last 5 years? Yes No 8. Been in a motor vehicle accident in which they were found to be at fault, within the last 3 years? Yes No Does the Proposed Insured: 9. Anticipate any foreign travel in the next 2 years? If Yes, use Foreign Supplement Yes No 10. Have a written agreement to become, or is currently a member, of the Armed Forces? If Yes, use Military Supplement Yes No 11. Expect to become within the next 2 years, or been in the last 3 years, a pilot, a student pilot or crew member of any aircraft? If Yes, use Aviation Supplement Yes No 12. Take part in underwater diving, hang gliding, para sailing, para kiting, parachuting, skydiving, ultralight, soaring, ballooning, bungee jumping, rock or mountain climbing, helicopter skiing, or organized racing by automobile, motorcycle, motorboat or snowmobile, in the last 3 years or intend to in the next 2 years? If Yes, use Avocation Supplement Yes No ICC17A2000-US 0217 Application for Individual Life & Disability Insurance (Part 1) page 2 of 13

B Personal History Information *continued*

13. Current occupation: ______________________

a. Duties: ______________________

b. Employer/business name *(If self-employed, provide business name):* ______________________

c. Employer/business address *(PO Box or Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):* ______________________

____

14. Earned income *(If business owner, include share of business profit/loss in addition to wages):* ______________________

a. Current year: $ ______________________

b. Prior year: $ ______________________

15. Unearned income *(e.g. interest, dividends, capital gains, rents):*

a. Current year: $ ______________________

b. Prior year: $ ______________________

For Life, continue to question 16. For DI only, skip to section I – Disability Income Product Information.

16. Net worth: $ ______________________

17. If a student, retiree, homemaker, juvenile, unemployed or disabled *(For question 17d, include in force and applied for coverage):*

a. Annual household earned income: $ ______________________

b. Annual household unearned income: $ ______________________

c. Household net worth: $ ______________________

d. Other coverage on working spouse: $ ______________________

If the Proposed Insured is a juvenile (age 0-16), complete questions 18-22. Otherwise, skip to section C – Life Product Information.

18. List all family members (including siblings, parents and legal guardians) in the table below. For the coverage columns, provide the total life insurance currently applied for or now in force with MassMutual or other companies. If none, explain in section M – Additional Information.

			Non-Group/Individual Coverage		Group Coverage
Relationship	**Name**	**Age**	**Applied for**	**In force**	**In force**
			$	$	$
			$	$	$
			$	$	$
			$	$	$

Complete the following questions for the person signing on behalf of the Proposed Insured.

19. Relationship *(Select one):* ☐ Mother ☐ Father ☐ Legal guardian ***(Court documents will be required)***

20. Full legal name *(First, MI, Last, Suffix):* ______________________

21. Taxpayer Identification Number *(SSN/ITIN):* ______________________

22. Type of citizenship *(Select one):* ☐ Resident U.S. citizen ☐ Non-resident U.S. citizen ☐ Resident alien ☐ Non-resident alien

If U.S. citizen, skip to section C – Life Product Information. If alien, continue to question 22a, attach copy of visa and complete the Foreign Supplement.

a. Country of citizenship: ______________________

b. Type of visa: ______________________

c. Visa number: ______________________

d. Expiration date *(mm/dd/yyyy):* ______________________

ICC17**A2000**-US 0217 Application for Individual Life & Disability Insurance (Part 1) **page 3 of 13**

C Life Product Information Complete for all Life Products. Only one Primary may be selected per Application. If question 5 is left blank, it will default to Adjust- able. If question 6 is left blank, it will default to Paid-up Additions. If question 25 is left blank, it will default to Fixed. If question 27 is left blank, it will default to Cash Value Accumulation Test for Universal Life (UL) Guard. 1. Maximum face amount being applied for on this Application: $ Whole Life (Select one): Primary Alternate Additional For Survivorship, also use Additional Insured Supplement 2. Plan: 3. Face amount: $ 4. Automatic Premium Loan (APL): Yes No 5. Loan rate (Select one): Adjustable Fixed 6. Dividend Option (Select one): Paid-up Additions Cash Supplemental Insurance Dividend/Flex Dividend Accumulations Other (Specify): Riders (Not all riders are available on all plans) 7. Waiver of Premium (for Disability) Rider: Insured 1 Insured 2 8. Waiver of Premium (upon Death of Specified Insured) Rider (Survivorship only): Insured 1 Insured 2 9. Long Term Care Access Rider (LTCR): Yes No If Yes, complete LTCR Application. 10. Guaranteed Insurability Rider: $ 11. Renewable Term Rider: $ 12. Additional Life Insurance Rider (ALIR): a. Modal Payment: $ Paying all/part using 1035 funds?1 Yes No b. Unscheduled Lump Sum: $ Paying all/part using 1035 funds?1 Yes No c. Dividend Option (Select one): Same as base policy Paid-up Additions 13. Life Insurance Supplement Rider (LISR): a. Face amount: $ b. Modal Payment: $ c. Unscheduled Lump Sum: $ Paying all/part using 1035 funds?1 Yes No d. Premium Paying Period2: years e. Crossover Year2: years 14. Estate Protection Rider (Survivorship only): Yes No 15. Other Rider (Indicate type and amount): Term Life (Select one): Primary Alternate Additional 16. Plan: 17. Face amount: $ 18. Term Dividend Option3 (Select one): Dividend Accumulations Cash Reduce Premiums – balance to Paid-up Additions Riders (Not all riders are available on all plans) 19. Waiver of Premium (for Disability) Rider: Yes No 20. Other Rider (Indicate type and amount): 1The amount indicated above is an estimate of the 1035 exchange proceeds and will be changed once the actual amount available from the 1035 exchange is determined and money is received. 2If not completed, the Premium Paying Period and Crossover Year will be set to equal the amount of years until Proposed Insured reaches age 100. 3Term is nominally participating. If payable, dividends will be applied under Dividend Accumulations unless specified. ICC17A2000-US 0217 Application for Individual Life & Disability Insurance (Part 1) page 4 of 13

C Life Product Information continued Variable or Universal Life (Select one): Primary Alternate Additional Additional forms are required for these products 21. Plan: 22. Face amount: $ 23. Planned Premium: $ 24. Non-1035 unscheduled premium: $ 25. Loan rate (Select one): Fixed Adjustable 26. Death Benefit Option (Select one; not all Death Benefit Options are available for all plans): Level Increasing by Account Value Return of Premium Increasing by SPAAccount Balance 27. Definition of Life Insurance (Select one): Cash Value Accumulation Test Guideline Premium Test Riders (Not all riders are available on all plans) 28. Rider options (Select one): a. Waiver of Monthly Charges/Deductions: YesNo b. Disability Benefit Rider: $ c. Waiver of Specified Premium Rider: $ 29. Other Insured Rider (Also use Additional Insured Supplement): a. Other Insured name: b. Type and amount: 30. Guaranteed Insurability Rider (GIR): Yes No 31. Other Rider (Indicate type and amount): Other Alternate/Additional (Select one): Alternate Additional If Alternate is selected, the Owner is applying for either the policy indicated in questions 1-31 or the policy indicated below. If Addition- al is selected, the Owner is applying for both the policy indicated in questions 1-31 and the policy indicated below. 32. Details/remarks (Plan, face amount, riders, dividend options, etc.): D Life Purpose of Insurance 1. What is the purpose of the insurance? (Select all that apply): a. Personal: Income for dependents Estate taxes Mortgage Future insurability Other: b. Business (If any Business options are selected, use Business Life Insurance Supplement): Key employee Stock redemption Cross purchase Loan guarantee coverage Other: c. Split Dollar: Assignment Endorsement 2. Is this policy being purchased in connection with an employer-sponsored plan? Yes No a. If Yes, provide type (Select one): Tax qualified Non-qualified b. If Non-qualified, will the policy be issued on a Unisex basis? Yes No 3. Will this policy be collaterally assigned? Yes No 4. Has the Proposed Insured(s) and/or the Proposed Policy Owner(s) been offered any economic incentive such as “free” life insurance or money to purchase this policy or entered into any arrangement that entitles a lender or investor to any portion of the death benefit beyond a loan repayment? If Yes, provide details in section M – Additional Information Yes No 5. Does the Proposed Insured(s) and/or the Proposed Policy Owner(s) have a current agreement or commitment to sell, transfer, assign, or release this policy – or any beneficial interest of this policy or its ownership structure – to a life settlement company, viatical company, bank, investor or secondary market provider? If Yes, provide details in section M – Additional Information Yes No 6. Is this policy directly or indirectly owned by a captive insurance company? If Yes, provide details in section M – Additional Information Yes No 7. Will the source of any premium payments be assets of or from contributions to a captive insurance company? If Yes, provide details in section M – Additional Information Yes No ICC17A2000-US 0217 Application for Individual Life & Disability Insurance (Part 1) page 5 of 13

E Life Owner & Beneficiary Information

1. Ownership arrangement *(Select one)*:

☐ Proposed Insured is the only Owner/Proposed Insureds (if survivorship) are the only Owners

☐ Other ***(If selected, provide Proposed Owner name(s) below and use the Owner Designation Form):***

Name(s) of Proposed Owner(s): ____________________

2. Beneficiary arrangement *(Select one)*:

☐ Sole Individual Primary/Sole Individual Secondary Beneficiary ***(If selected, complete the table below and do not use the Beneficiary Designation Form)***

Primary	Full legal name: ____________________ Mailing address: ____________________ Preferred phone number: (_____) _____ - _______ Ext: _______ ☐ Home ☐ Work ☐ Mobile ☐ Unknown Date of birth *(mm/dd/yyyy)*: __________ TIN: __________ ☐ SSN ☐ EIN ☐ Unknown Relationship to Insured: __________ Distribution: 100%
Secondary/Contingent	Full legal name: ____________________ Mailing address: ____________________ Preferred phone number: (_____) _____ - _______ Ext: _______ ☐ Home ☐ Work ☐ Mobile ☐ Unknown Date of birth *(mm/dd/yyyy)*: __________ TIN: __________ ☐ SSN ☐ EIN ☐ Unknown Relationship to Insured: __________ Distribution: 100%

☐ Other ***(If selected, use the Beneficiary Designation Form)***

F Life Other Coverage/Replacement Information

1. Total amount of non-Group life insurance currently **applied for or planning** to apply for, within the next 12 months, with MassMutual or other companies: $ __________
2. Total amount of non-Group new insurance that will be **placed** in all companies: $ __________
3. Total amount of non-Group life insurance currently **in force** with MassMutual or other companies, including any policies which may have been sold, transferred or assigned *(If none, enter 0)*: $ __________
4. Does the Proposed Insured have non-Group life insurance or annuity contracts currently in force, pending, applied for, or conditionally issued **with other companies** (excluding MassMutual) that are **not** being replaced/changed*? ***If Yes, complete the table below*** ☐ Yes ☐ No
5. Is this Application intended to replace/change* any Group or non-Group life insurance or annuity contract in force **with MassMutual or other companies**? ***If Yes, complete the table below and use the state appropriate replacement form(s)*** ☐ Yes ☐ No

Policy Number & Company	Face Amount	Product	Issue Yr.	Purpose	Status	Replace	1035x
	$			☐ Business ☐ Personal	☐ Applied for ☐ In force	☐ Yes ☐ No	☐ Yes ☐ No
	$			☐ Business ☐ Personal	☐ Applied for ☐ In force	☐ Yes ☐ No	☐ Yes ☐ No
	$			☐ Business ☐ Personal	☐ Applied for ☐ In force	☐ Yes ☐ No	☐ Yes ☐ No
	$			☐ Business ☐ Personal	☐ Applied for ☐ In force	☐ Yes ☐ No	☐ Yes ☐ No

*Replace/change means within 13 months, causing a policy/contract to lapse, surrender (in whole or part), forfeit, terminate, convert to reduced paid up or continue as extended term insurance, reduce in value by borrowing against it, change the term or coverage benefits.

ICC17**A2000**-US 0217 Application for Individual Life & Disability Insurance (Part 1) **page 6 of 13**

F Life Other Coverage/Replacement Information continued For 1035 Exchanges, complete questions 6-8 and use applicable 1035 Exchange forms. Otherwise, skip to question 9. 6. Anticipated value of exchange: $ 7. Apply 1035 Exchange proceeds to (Select all that apply): Additional premium (UL or VL) ALIR LISR Initial premium 8. Will a policy loan be carried over to the new policy? Yes No For Internal Term to Term Replacements, complete question 9. Otherwise, skip to section G – Life Payment Information. 9. Do you wish to terminate an existing internal term policy or rider? Yes No If Yes, use Term to Term Replacement Form. G Life Payment Information 1. Billing type (Select one): Pre-Authorized Check (PAC; if selected, use applicable PAC form) Individual Direct Bill Group Bill with Invoice/Franchise number (Must be provided at the time of business submission): 2. Frequency (Select one): Monthly (PAC/Group only) Quarterly Semi-annual Annual Single Premium (If available) 3. Is initial premium being submitted with this Application? Yes No If Yes, use Temporary Life Insurance Receipt 4. Save age (If Yes, premium will be due for each month Policy is backdated to save age): Yes No 5. Policy dating (Select one; not required when saving age unless a specific date is requested): Date of issue Specific date (Up to the 28th of each month): 6. Premium Payor (Select one): Proposed Insured(s) Proposed Owner(s) Other If Other is selected, provide details in questions 6a-6c. a. Full legal name (First, MI, Last, Suffix): b. Mailing address (PO Box or Street, Apt. or Suite #, City & State or Country, Zip/Postal Code): c. Relationship to Insured: 7. Does the Premium Payor’s source of premium include a loan or premium financing? Yes No H MassMutual Income Protection Option Complete this section to apply for Individual Disability Income Insurance issued through MassMutual Income Protection Option (MMIPO). This Policy provides (1) a Total Disability Benefit with a Waiting Period of 90 days and a 2 year Benefit Period, and (2) a Catastrophic Disability Benefit Rider with a Waiting Period of 90 days and a Benefit Period of To Age 65. The payment information selected in section G – Life Payment Information will be applicable to MMIPO with the exception that Save Age will not apply to the Disability coverage. Individual Disability Income Insurance through MMIPO provides a limited total disability benefit available utilizing your life insurance application information. More comprehensive coverage may be available outside of MMIPO if you provide us with additional medical and financial informa- tion. Such comprehensive coverage may vary in cost, be less or more expensive, exclude certain conditions or not be available at all. Consult with your financial services representative to ensure that you obtain the level of coverage that is right for you. 1. Do you have Disability Income coverage in force (not including Social Security Disability Insurance (SSDI) or state cash sickness benefits)? Yes No If Yes, type of coverage (Select all that apply & complete state appropriate F306b if being replaced): Individual → If selected, do you intend to replace this coverage? Yes No Association → If selected, do you intend to replace this coverage? Yes No Group Long Term Disability (through your employer, the Federal Employee Retirement System, or a Public Employee Retirement System) → If selected, do you intend to replace this coverage? Yes No 2. For the last 90 days, have you been continuously at work for at least 30 hours per week performing the usual and customary duties of your occupation without limitation due to injury or sickness? Yes No 3. Monthly Benefit: $ ICC17A2000-US 0217 Application for Individual Life & Disability Insurance (Part 1) page 7 of 13

I Disability Income Product Information

Complete for Radius Choice, Radius or MaxElect. Not all Riders, Endorsements, Benefit Periods and Waiting Periods are available with all products.

1. Base Policy:

a. Product name: ______

b. Monthly Benefit: $ ______

c. Benefit Period: ☐ 2 years ☐ 5 years ☐ 10 years ☐ To Age 65 ☐ To Age 67 ☐ To Age 70

d. Waiting Period: ☐ 60 days ☐ 90 days ☐ 180 days ☐ 365 days ☐ 730 days

Recipient of Benefits Assignment:

Full legal name *(First, MI, Last, Suffix)*: ______

Relationship: ______

Taxpayer Identification Number *(SSN/ITIN)*: ______

2. Other Benefits & Riders:

☐ Social Insurance Rider *(Waiting Period and Benefit Period must be same as Base Policy)*

Monthly Benefit: $ ______

☐ Extended Partial Disability Benefits Rider *(Monthly Benefit, Waiting Period and Benefit Period must be same as Base Policy)*

☐ Partial Disability Benefits Rider *(6 months Benefit Period; Waiting Period must be the same as Base Policy; not available if Extended Partial Rider is elected)*

☐ Automatic Benefit Increase Rider

☐ Catastrophic Disability Benefit Rider:

Monthly Benefit: $ ______

Benefit Period: ☐ 2 years ☐ 5 years ☐ 10 years ☐ To Age 65 ☐ To Age 67 ☐ To Age 70

Waiting Period: ☐ 60 days ☐ 90 days ☐ 180 days ☐ 365 days ☐ 730 days

☐ Cost of Living Rider

☐ Own Occupation Rider *(Monthly Benefit, Waiting Period and Benefit Period must be same as Base Policy. Not available with Group Supplement Coverage B or Short Term Disability Benefit Rider)*

☐ Future Insurability Option Rider (FIO):

Amount: $ ______

Option month *(If different from Anniversary)*: ______

☐ Benefit Increase Rider *(Not available if FIO is elected)*

☐ Short Term Disability Benefits Rider – Option 1:

Monthly Benefit: $ ______

Waiting Period/Benefit Period *(Select one)*:

☐ 60 day Waiting Period/4 month Benefit Period

☐ 90 day Waiting Period/3 month Benefit Period

☐ Short Term Disability Benefit Rider – Option 2:

Monthly Benefit: $ ______

180 day Waiting Period/6 month Benefit Period

☐ Group Supplement Disability Benefits Rider *(Waiting Period can be equal to or greater than Base Policy; if Rider is elected, Extended Partial must also be elected)*

☐ Coverage A:

Monthly Benefit: $ ______

Benefit Period: ☐ 10 years ☐ To Age 65 ☐ To Age 67

Waiting Period: ☐ 60 days ☐ 90 days ☐ 180 days ☐ 365 days ☐ 730 days

☐ Coverage B:

Monthly Benefit: $ ______

Benefit Period: ☐ 10 years ☐ To Age 65 ☐ To Age 67

Waiting Period: ☐ 60 days ☐ 90 days ☐ 180 days ☐ 365 days ☐ 730 days

☐ HIV Disability Rider:

Monthly Benefit: $ ______

No Waiting Period/24 month maximum Benefit Period

☐ Managerial Duties Endorsement

☐ RetireGuard Rider:

Monthly Benefit: $ ______

Benefit Period: ☐ 10 years ☐ To Age 65 ☐ To Age 67

Waiting Period: ☐ 180 days ☐ 365 days

Amount of Contribution: $ ______

Frequency: ☐ Annual ☐ Monthly

Employer amount: $ ______

Employee amount: $ ______

Recipient of Benefits Assignment:

Full legal name *(First, MI, Last, Suffix)*: ______

Taxpayer Identification Number *(SSN/ITIN)*: ______

☐ RetireGuard Future Insurability Option (FIO):

Amount: $ ______

Option month *(If different from Anniversary)*: ______

☐ RetireGuard Cost of Living Option (COLA)

☐ Student Loan Rider ***(Use Student Loan Rider Supplement)***

Maximum Monthly Benefit: $ ______

Waiting Period: ☐ 90 days ☐ 180 days

Coverage Term: ☐ 10 years ☐ 15 years

ICC17**A2000**-US 0217 Application for Individual Life & Disability Insurance (Part 1) **page 8 of 13**

I Disability Income Product Information continued Complete for RetireGuard Standalone (Complete for Radius Choice, Radius or MaxElect) 3. Is policy applied for being issued as RetireGuard? Yes No If Yes, continue to question 3a. If No, skip to question 7. a. Product name: b. Monthly Benefit: $ c. Benefit Period: 10 years To Age 65 To Age 67 d. Waiting Period: 180 days 365 days 4. Amount of Contribution: $ Frequency: Annual Monthly Employer amount: $ Employee amount: $ 5. Options (Select all that apply): RetireGuard Cost of Living Option (COLA) RetireGuard Future Insurability Option (FIO) If selected: Amount: $Option month (If different from Anniversary): 6. Recipient of Benefits Assignment: Full legal name (First, MI, Last, Suffix): Taxpayer Identification Number (SSN/ITIN): Complete for Age 65 Plus (2 Year Benefit Period Only) 7. Monthly Benefit: $ Waiting Period: 60 days 90 days 180 days Additional Products Business Overhead Expense – Complete Business Overhead Expense Supplement Buy/Sell – Complete Buy/Sell Supplement J Disability Income Employment Information 1. What percent of the Proposed Insured’s duties include physical activity such as climbing, crouching, lifting, etc?% 2. State Proposed Insured works in: 3. How long has the Proposed Insured been employed with his or her current employer? years If less than 2 years, complete questions 3a-3b. a. Previous occupation: b. Duration: years 4. How many hours per week, on average, does the Proposed Insured work in his or her occupation? 5. For the last 90 days, have you been continuously at work for your usual and customary manner, performing all of the duties of your occupation without limitation due to injury or sickness? Yes No If Yes, skip to section K – Disability Income Payment Information. If No, complete questions 5a-5b. a. How many full or partial days during the specified period above has the Proposed Insured missed work due to sickness or injury? b. Provide dates and details for any days of work missed, reduced work hours, or job restriction or modifications due to injury or sickness during the specified period above: ICC17A2000-US 0217 Application for Individual Life & Disability Insurance (Part 1) page 9 of 13

K Disability Income Payment Information

1. Does the Proposed Insured's net worth exceed $10,000,000? ☐ Yes ☐ No
2. Proposed Insured's employment relationship *(Select one):* ☐ Employee (No Ownership Interest)

   If an item from the group below is selected, complete questions 2a-2b.

   ☐ Sole Proprietor ☐ Partner in Partnership ☐ Shareholder in Sub "S" Corporation ☐ Owner of C-Corporation

   ☐ Owner of Limited Liability Company *(If selected, provide tax form filed:* ______________________________ *)*

   a. Percent of ownership: ______________ % **b.** Number of full time employees: ______________
3. Premium Payor *(Select all that apply):*

   ☐ Proposed Insured(s) ☐ Proposed Owner(s) ☐ Employer/Corporation (Premium included in W-2? ☐ Yes ☐ No) ☐ Other

   If Proposed Owner(s) or Other is selected above, complete questions 3a-3c.

   a. Full legal name *(First, MI, Last, Suffix):* ______________________________

   b. Taxpayer Identification Number *(SSN/ITIN):* ______________

   c. Mailing address *(PO Box or Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):*

   ____

   ____

   If Proposed Insured(s) and Employer/Corporation are selected above, complete questions 3d-3e.

   d. Percentage of split: Employer/Corporation: ________ % Proposed Insured: ________ %

   e. Payor's Social Security or Taxpayer Identification Number *(If other than Owner or Proposed Insured):* ______________
4. Billing type *(Select one):* ☐ Pre-Authorized Check *(PAC;* ***if selected, use applicable PAC form)*** ☐ Individual Direct Bill

   ☐ Group Bill with Invoice/Franchise number ***(Must be provided at the time of business submission):*** ______________
5. Frequency *(Select one):* ☐ Monthly *(PAC/Group only)* ☐ Quarterly *(PAC only)* ☐ Semi-annual ☐ Annual

   If annual premiums are paid by installments, an additional charge will apply.
6. Is initial premium being submitted with this Application? ☐ Yes ☐ No ***If Yes, use Temporary Individual Disability Insurance Agreement***
7. Policy dating *(Select one):* ☐ Date of Issue *(New Business only)* ☐ Save age *(Premium will be due from Coverage Date)*

   ☐ Monthly Anniversary *(Right to Applies only)* ☐ Specific date *(Up to the 28th of each month):* ______________
8. Premium structure *(Radius/Radius Choice only; select one):* ☐ Level ☐ Graded *(Only available on issue ages 18-35)*

L Disability Income Other Coverage Information

1. Does the Proposed Insured currently have disability income insurance in force? ☐ Yes ☐ No

   If Yes, complete the following chart. If disability insurance being applied for is replacing this coverage, indicate response by selecting the appropriate box under Being Replaced below and provide effective replacement date.

Company	Type*	Issue Year	Monthly Benefit Amount	Benefit Period	Waiting Period	Employer Pay?	Being Replaced?	Replacement Date
			$			☐ Yes ☐ No	☐ Yes ☐ No	
			$			☐ Yes ☐ No	☐ Yes ☐ No	
			$			☐ Yes ☐ No	☐ Yes ☐ No	

*Type of plan: Individual (I), Group (G) or Association (A)

2. Is additional contributory group disability income coverage available through the Proposed Insured's employer?
   If Yes, provide details in section M – Additional Information ☐ Yes ☐ No
3. Will the Proposed Insured become eligible to participate within the next 12 months? ***If Yes, provide details in section M*** ☐ Yes ☐ No

ICC17**A2000**-US 0217 Application for Individual Life & Disability Insurance (Part 1) **page 10 of 13**

L Disability Income Other Coverage Information continued 4. Is the Proposed Insured eligible for state cash sickness benefits? Yes No 5. Will the employer continue the Proposed Insured’s salary or income if disabled? If Yes, complete questions 5a-5b Yes No a. Amount per month: $b. Number of months: 6. Is any application for disability, accident or health insurance pending or is the reinstatement of any policy pending for the Proposed Insured? If Yes, provide details in section M – Additional Information Yes No M Additional Information Details. Indicate section letter and question number. If additional space is required, attach another sheet. N Disclosures The Application. This is part of an application for Disability Income and/or Life Insurance. The Application may include a Part 2 and amendments, statements and supplements to either part. The Appli- cation will be attached to and made part of the Policy. Authority of Producers. No producer can change the terms of this Application or any Policy issued by the Company, waive any of the Company’s rights or requirements, or extend the time for any payment. Changes and Corrections. Any material change or correction of the Application will be shown on an amendment of application attached to the Policy. Acceptance of any Policy issued shall be acceptance of any change or correction of the Application made by the Company. Any change in plan of insurance, amount, age at issue, gender, class or benefits shall require the written consent of the Policy Owner and Proposed Insured Life only Charges. If a life insurance policy is issued, insurance coverage will begin as defined in the Life Insurance Coverage section. Policy charges will begin on the Policy Date, which is defined in the Policy. The Policy Date may occur before insurance under the Policy takes effect. If so, you will be charged premiums during the period in which no insurance was in force. To reduce the likelihood of paying such premiums, the Policy Owner may purchase a TLIR, if eligible, or ask the Company to issue the Policy with a future Policy Date. Requesting a specific Policy Date may cause the Proposed Insured’s age for insurance purposes to change and the cost of insurance rates to increase. If you have ques- tions about Policy charges or Policy dating, ask your producer. ICC17A2000-US 0217 Application for Individual Life & Disability Insurance (Part 1) page 11 of 13

N Disclosures *continued*

Life Insurance Coverage. Insurance coverage under the Policy takes effect when the Policy is delivered and accepted, and the initial premium is paid, provided that on the delivery date (1) the Proposed Insured is alive, (2) all answers on the Application, including any amendments or supplements to the Application, are still true and complete, and there have been no changes in the health or insurability of the Proposed Insured from the date the Application was submitted to the Company unless Insurability Protection is provided under a Temporary Life Insurance Receipt (TLIR), and (3) any required statement of insurability is completed. Failure to satisfy all of these requirements will result in no insurance coverage taking effect. If a future date is selected at the time of application, coverage does not begin prior to that date.

General Life Provisions:

- **Owner: This Application assumes that the Insured is Owner unless otherwise designated.** For survivorship policies, the ownership designation assumes Insureds, jointly, or the survivor of them.
- **Beneficiary:** Unless otherwise requested, proceeds shall be paid in one sum. If there is no living or existing beneficiary, the proceeds will be paid to the owner or the owner's estate. For survivorship policies, if both insureds are owners and there is no living or existing beneficiary, the proceeds will be paid to the estate of the last to die of the insureds.

Disability Income only

Charges may accrue before insurance takes effect. If a disability insurance policy is issued, insurance coverage will begin as defined in the Disability Income Insurance Coverage section. Policy charges will begin on the Policy Date, which is defined in the Policy. The Policy Date may occur before insurance under the Policy takes effect. If so, you will be charged premiums during the period in which no insurance was in force. To reduce the likelihood of paying such premiums, the Policy Owner may purchase a TIDIA, if eligible, or ask the Company to issue the Policy with a future Policy Date. Requesting a specific Policy Date may cause the Proposed Insured's age for insurance purposes to change and the cost of insurance rates to increase. If you have questions about Policy charges or Policy dating, ask your producer.

Disability Income Insurance Coverage. If this Application is for MaxElect, any Coverage issued on this Application will take effect on the Coverage Dates as shown on the Policy Specification provided that the Policy has been issued and delivered and the premium due for the Coverage(s) has been paid, and all answers and statements in this Application are true and complete. If this Application is for a Business Overhead Expense Policy or any other Disability Income issued by the Company, the Policy will take effect if the first premium is paid and the Application is approved by the Company at its Home Office and all statements in this Application are true and complete as if made at the time of delivery. This paragraph shall be subject to the incontestability and time limit of certain defenses provisions of any Policy issued as a result of this Application. For Buy/Sell, the Buy/Sell Agreement is in effect or will be in effect by the first Policy Anniversary. If the Buy/Sell Agreement is not in effect by the first Policy Anniversary, the Policy will be treated as if it were never issued and the Company's only obligation will be to return any premium paid. If a premium is paid to the Producer in exchange for a Temporary Individual Disability Insurance Agreement, the Company is liable only as stated in that Agreement.

O Agreements & Signatures

Acknowledgment of Receipt of the Company Notices and Disclosures. The Proposed Owner (and Proposed Insured, if different) hereby acknowledges that in connection with this Application, the Company's notices about MIB Group, Inc. (formerly known as the Medical Information Bureau), the Company's privacy practices and premium payment information have been provided to and received by the Proposed Owner (and Proposed Insured, if different).

Authorization of Proposed Insured to Obtain and Disclose Information. I authorize the Company to review this Application and the information contained therein and to collect and review such other information as it deems necessary, including such medical and non-medical information as the Company may request. I hereby authorize certain parties that have records or knowledge of me and/or my health to make such information available to the Company, its reinsurers, its affiliated insurance companies, its agents, employees, and representatives. These parties shall include any licensed physician, medical practitioner, hospital, clinic, or other medical or medically-related facility, the MIB, pharmacy data search companies, Department of Motor Vehicles, consumer reporting agency, current or former employer, insurance company, and other organizations having information relevant to the issuance or administration of this policy. I further authorize the Company to obtain and conduct a personal history information interview and/or a written inspection in connection with this Application and authorize the Company to obtain an investigative report regarding information about my character, general reputation, personal characteristics and mode of living. I understand that any and all such information obtained by the Company through such interviews, inspections, or reports may be made available to the Company's agents, employees and representatives for determining eligibility for insurance, reinsurance, reinstatement requests, or changes in benefits. I further understand that I may obtain information about the nature and scope of that investigative report from the Company. I also authorize the Company, or its reinsurers, to disclose personal health information about me to the MIB in the form of a brief coded report for participation in MIB's fraud prevention and detection programs. This authorization shall be valid for 24 months from the date of my signature on this Application which complies with the time limit, if any, permitted by applicable law in the state where a policy would be delivered or issued for delivery. All documents and information submitted to, or acquired by, the Company become property of the Company. A photocopy facsimile or electronic copy of this authorization may be relied upon as if it were an original.

Disability Income MaxElect only – Authorization of Proposed Insured for Payroll Deduction and Benefit Increases. I acknowledge that if payroll deduction is applicable to me, my employer is acting on my behalf when remitting premiums. I authorize MassMutual to contact my employer named in my application periodically to determine if my compensation qualifies me for additional benefits.

Life only – Term Dividend Options. The choices are: Dividend Accumulations/PD (default), Cash, Reduce Premiums – balance to PD.

Variable Life (VL) and Universal Life (UL) Acknowledgments. VL Insurance policy values that are based on the separate account assets are not guaranteed and may increase or decrease in accordance with the experience of the separate account and the death benefit may be variable or fixed based on specified conditions. For VL or UL Insurance, if a single premium is elected as mode or payment, additional premiums may be required to keep the Policy in force. If this Application is for a VL Insurance Policy, a current prospectus for the Policy applied for was received and the Policy meets the investment objectives of the Proposed Policy Owner.

ICC17**A2000**-US 0217 Application for Individual Life & Disability Insurance (Part 1) **page 12 of 13**

O Agreements & Signatures *continued*

Sales Illustration Certification *(Complete for all Life products except Term, Universal Life Guard & Variable Life)*

1. I, the undersigned, acknowledge that a hard copy of a sales illustration matching the Policy as issued must be provided no later than delivery of the Policy. Select one for each applicable policy being applied for confirming how, or if, an illustration was used in the sale of this Policy(ies). If more than 3 policies are being applied for, submit additional Sales Illustration Certification forms for each.

	Primary	Add	Alt
The sales illustration conforms to the Policy as applied for. **If so, it must be signed and submitted with this Application.**	☐	☐	☐
No illustration was used in the sale of this life insurance Policy	☐	☐	☐
The sales illustration used for the Proposed Insured does not conform to the Policy as applied for	☐	☐	☐
The sales illustration for the Proposed Insured was shown on a computer screen. The illustration conforms to the Policy as applied for, however, no hard copy was furnished.	☐	☐	☐

Taxpayer Identification *(Complete for Life only)*

If the Proposed Insured will be the Proposed Owner, the Proposed Insured must complete this Taxpayer Identification section. If the Proposed Insured will not be the Proposed Owner, do not complete this section.

2. By my signature, I, the Proposed Insured/Owner, certify under penalties of perjury, that:

a. The number shown in Section A (question 5) is my correct Taxpayer Identification Number: ☐ Yes ☐ No

b. I am NOT subject to backup withholding: ☐ Yes ☐ No

c. I am a U.S. person (including a U.S. resident alien): ☐ Yes ☐ No

d. The FATCA exemption code entered on this form (if any) indicating that I am exempt from FATCA reporting is correct ..... Not Applicable
Note: While the Company is required by the IRS to include this certification, FATCA does not apply to a U.S. account owned by a U.S. person, so the Company has not included the ability to enter an exemption code. If the Proposed Insured/Owner has indicated that he/she is not a U.S. person, any applicable FATCA information will be captured on the W-8 form.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signatures *(Required for all cases)*

ANY PERSON WHO KNOWINGLY PRESENTS A FALSE STATEMENT IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE AND SUBJECT TO PENALTIES UNDER STATE LAW.

I, the undersigned, have read the Application including all supplements and all statements and answers, and affirm that these statements and answers are true, complete, and correctly recorded to the best of my knowledge and belief. I hereby adopt all statements made in the Application and agree to be bound by them.

Signature of Proposed Insured *(If actual age under 16, signature of parent)*: ____________________

Printed name: ____________________ Date: __________

City/State where application is being signed *(If Proposed Insured is Owner)*: ____________________

Signature of Owner: ____________________

Printed name: ____________________ Date: __________

Title *(If applicable)*: ____________________ ☐ Sole Officer*

Printed name of Corporation/Partnership/Trust *(If applicable)*: ____________________

City/State where application is being signed: ____________________

Signature of Producer: ____________________

Printed name: ____________________ Date: __________

*If the Sole Officer box is selected and the Proposed Insured is the only officer, a signed letter on company stationery to that effect or the Proposed Insured's signature with the corporate seal affixed is required.

ICC17A2000-US 0217 Application for Individual Life & Disability Insurance (Part 1) page 13 of 13